Exhibit 10.6

Execution Version

STOCKHOLDERS’ AGREEMENT

By and Among

C-PAK PREFCO SVP I, INC.,

CAPITAL PARK HOLDINGS CORP.,

and

PINEY LAKE OPPORTUNITIES NON-ECI MASTER FUND LP

dated as of

May 3, 2019

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made as of May 3, 2019, by and among C-PAK PREFCO SVP I, INC., a Delaware corporation (the “Company”), Capital Park Holdings Corp., a Delaware corporation (“Capital Park”), and Piney Lake Opportunities NON-ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC”).

RECITALS

WHEREAS, Capital Park holds all of the outstanding shares of Common Stock;

WHEREAS, PLC holds all of the outstanding shares of Preferred Stock; and

WHEREAS, the Company, PrefCo and PLC desire to enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”). Any capitalized terms used herein, but not defined in the Certificate of Incorporation, have the meanings set forth in this Section 1:

“Affiliate” means with respect to any stockholder, (a) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a stockholder; (b) any entity of which a stockholder is an officer, director, general partner or trustee, or serves in a similar capacity; or (c) any child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent, or spouse of a stockholder. As used in this definition of “Affiliate,” the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Attorney-In-Fact” is defined in Section 2.4.

“Bidders” is defined in Section 2.1(a).

“Business” shall have the meaning set forth in the Loan Agreement.

“Capital Park” is defined in the preamble.

“Company” is defined in the preamble.

“Certificate of Incorporation” is defined in Section 1.

“Drag Along Notice” is defined in Section 2.2.

“Drag Along Sellers” is defined in Section 2.2.

“Investment Bank” is defined in Section 2.1(a).

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“Law Firm” is defined in Section 2.1(a).

“Participating Seller” is defined in Section 2.2.

“PLC” is defined in the preamble.

“PLC Manager” shall have the meaning set forth in the Amended and Restated Limited Liability Company Agreement for C-PAK Consumer Product Holdings SPV I LLC, dated May 3, 2019.

“PrefCo” is defined in the preamble.

“Prospective Buyer” is defined in Section 2.2.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any shares of capital stock of the Company to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

2. Sale Trigger Event.

2.1 Notwithstanding anything to the contrary contained herein or in the Certificate of Incorporation, upon the occurrence of, and during the continuation of, any Sale Trigger Event, the Required Preferred Stockholders shall have the right to cause the Company to effect an Exit Sale. The Required Preferred Stockholders may exercise such right by delivering a Sale Notice to the Company at any time and from time to time after the occurrence of and during the continuation of a Sale Trigger Event:

(a) If the Required Preferred Stockholders elect to cause an Exit Sale pursuant to this Section 2, then the Company and each stockholder of the Company shall take all necessary and desirable actions as directed by the Required Preferred Stockholders in connection with the consummation of any Exit Sale, including: (a) in the case of the Company, engaging a nationally recognized investment bank selected by the Required Preferred Stockholders (the “Investment Bank”) to establish procedures to effect the Exit Sale with the objective of achieving the highest practicable value within a reasonable period of time on terms and conditions satisfactory to the Required Preferred Stockholders in their reasonable discretion; (b) cooperating with the Investment Bank in accordance with such procedures, including by preparing customary marketing materials approved by the Required Preferred Stockholders; (c) in the case of the Company, hiring independent nationally recognized legal counsel as may be selected by the Required Preferred Stockholders to act on behalf of the Company and the stockholders of the Company as legal counsel in connection with such Exit Sale (the “Law Firm”); (d) cooperating with proposed bidders and their financing sources and each of their respective representatives and advisors (collectively “Bidders”), and also with the Required Preferred Stockholders and the Law Firm, in the evaluation of an Exit Sale; (e) facilitating the due diligence process in respect of any such Exit Sale, including by (A) establishing, populating and maintaining an online “data room”, (B) causing the senior management team to participate in customary management presentations, site visits, bank meetings and presentations, road shows, ratings agency presentations, and all such other meetings and conference calls with Bidders requested by the Required Preferred Stockholders to facilitate the evaluation, structuring, negotiation, documentation, financing and closing of such Exit Sale; (f) executing a sale contract and other customary documents approved by the Required Preferred Stockholders consistent with this Agreement; (g) making required governmental filings and taking all other actions necessary to obtain necessary governmental approvals and third party consents; (h) providing any financial or other information or audit required by the Bidders, including with respect to “KYC” and other legal compliance matters; and (i) taking all necessary or desirable actions to effect such Exit Sale to the fullest extent permitted by law.

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(b) The Company shall bear, and promptly pay, all of the costs and expenses (other than taxes) of any actual or proposed Exit Sale or related process conducted in accordance with the foregoing to the extent such costs are incurred at the direction of the Required Preferred Stockholders by the Company or stockholder of the Company. The Company shall also provide the holders of Preferred Stock with the opportunity to participate in the Exit Sale process, including participation in all material meetings, conversations and correspondence with the Investment Bank, Law Firm, Bidders and/or any applicable governmental or regulatory agencies.

2.2 Exercise. If the Required Preferred Stockholders elect to exercise their rights under this Section 2, and such exercise of rights results in an offer for the Sale of the Company to one or more Bidders, the Required Preferred Stockholders shall thereafter select and designate a single Bidder as the prospective buyer (the “Prospective Buyer”); provided, however, that in the event that (i) in the event there are multiple Bidders and (ii) two or more Bidders submit offers which provide for the payment in full, in cash, of all amounts then due and owing by the Company to PLC and are otherwise equivalent in terms of committed financing and certainty of closure, then the Company shall designate the Prospective Buyer and thereafter, the Company shall furnish a written notice of the Prospective Buyer (the “Drag Along Notice”) to each other stockholder of the Company. The Drag Along Notice shall set forth the principal terms of the proposed Sale of the Company insofar as it relates to such shares of capital stock of the Company or stockholder of the Company, including, as applicable (x) the shares of capital stock of the Company or assets to be acquired by the Prospective Buyer, (y) the per share consideration to be received in the proposed Sale of the Company and (z) the name and address of the Prospective Buyer. If the Prospective Buyer consummates the proposed Sale of the Company to which reference is made in the Drag Along Notice by purchase of shares of capital stock of the Company, each other stockholder of the Company (each a “Participating Seller”, and, together with the holders of Preferred Stock, collectively, the “Drag Along Sellers”) shall be bound and obligated to sell its shares of capital stock of the Company in the proposed Sale of the Company on the same terms and conditions (other than price, which shall be as set forth in Section 2.3) and, if applicable, to vote all such shares in favor of such transaction.

2.3 Application of Proceeds. The proceeds of any Sale of the Corporation to which this Section 2 applies shall be first be allocated to the holders of Preferred Stock so that each holder of Preferred Stock receives an amount per share of Preferred Stock equal to the Redemption Price as of the time of the closing of such Sale of the Company, and then to the holders of Common Stock on a pro rata basis in proportion to the number of shares of Common Stock held by each holder of Common Stock

2.4 Irrevocable Proxy. In order to secure each stockholder’s obligation to vote his, her or its shares of capital stock of the Company in accordance with the provisions of this Section 2, each stockholder hereby appoints the PLC Manager (the “Attorney-In-Fact”) as such stockholder’s true and lawful proxy, representative, agent and attorney-in-fact, with full power of substitution, to vote at any annual or special meeting of the stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the shares of capital stock of the Company owned or held of record by such stockholder for all such matters as expressly provided for in this Section 2. Each Attorney-In-Fact, after the Required Preferred Stockholders have elected to exercise their rights under Section 2.1, subject to the termination of the Exit Sale under Section 2.5, may exercise the irrevocable proxy granted to them hereunder at any time any stockholder fails to comply with any of the provisions of this Section 2. Each of the proxies and powers granted by each stockholder pursuant to this Section 2.4 is coupled with an interest and is given to secure the performance of such stockholder’s obligations under this Agreement. Such proxies and powers shall be irrevocable, shall terminate upon the termination of this Agreement and shall survive the death, incompetency, disability, bankruptcy or dissolution of such stockholder and the subsequent holders of his, her or its shares of capital stock of the Company. To effectuate the provisions of this Section 2.4, the Secretary of the Company and of each of its subsidiaries, or, if there shall be no Secretary, then such other officer or employee of the Company or such subsidiary as the Board of Directors may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Agreement. The stockholders shall severally, but not jointly, on a pro rata basis, indemnify and hold harmless, each Attorney-In-Fact from any and all losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or related to such Attorney-In-Fact’s service as the Attorney-In-Fact.

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2.5 Waiver of Appraisal Rights. Each stockholder hereby waives, and hereby agrees not to demand or exercise, all appraisal rights, dissenters rights or similar rights under any applicable law with respect to a transaction subject to this Section 2 as to which any such appraisal rights, dissenters rights or similar rights are, or may be, available.

2.6 Closing. At the closing of any Exit Sale effected as a sale of shares of capital stock of the Company, such stockholder shall deliver to the Company a reasonable instrument of transfer against receipt of the proceeds.

3. Transfers by Stockholders. Except as contemplated by Section 2, no stockholder of the Company may Transfer all or any part of his, her or its shares of Common Stock to any Person other than Capital Park or a controlled Affiliate of Capital Park.

4. Protective Provision. For so long as PLC owns any shares of Preferred Stock or any Interests in the SPV, without the prior vote or written consent of PLC, Capital Park shall not, and shall cause its Affiliates (other than the SPV and its respective subsidiaries) not to, whether by or as a result of a merger, consolidation or business combination or otherwise, engage in the Business.

5. Miscellaneous.

5.1 Successors and Assigns. The rights, terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to any choice of law principles.

5.3 Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.4 Titles and Subtitles; Pronouns. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

5.5 Notices. Any notice or other document required or permitted to be given or delivered to any party shall be in writing and sent (a) by e-mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to such email address or physical address as subsequently modified by written notice given in accordance with this Section 5.5.

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5.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, Capital Park and PLC. Any amendment, termination, or waiver effected in accordance with this Section 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8 Entire Agreement. This Agreement (including any Schedules hereto) and the agreements referenced herein constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.9 Jurisdiction. Any legal proceedings arising out of any of the transactions or obligations contemplated by this Agreement may be brought in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, and appellate courts therefrom. The parties hereto irrevocably and unconditionally: (a) submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to such jurisdiction; (b) waive any obligation which they may now or hereafter have to the venue of any suit, action or proceeding brought in such courts; and (c) waive any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

5.10 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first written above.

C-PAK PREFCO SVP I, INC.,
a Delaware corporation

By:	/s/ Eric Blue
Name:	Eric C. Blue
Title:	President

CAPITAL PARK HOLDINGS CORP.,
a Delaware corporation

By:	/s/ Eric Blue
Name:	Eric C. Blue
Title:	Chief Executive Officer

PINEY LAKE OPPORTUNITIES NON-ECI MASTER FUND LP,
a Cayman Islands exempted limited partnership

By:	Piney Lake Capital Management LP as Advisor

By:	/s/ Michael Lazar
Name:	Michael B. Lazar
Title:	President

SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT

SCHEDULE A

SCHEDULE OF PARTIES

C-PAK PREFCO SVP I, INC.

8117 Preston Road, Suite 300

Dallas, TX 75225

Attention: Eric Blue

Email: eric.blue@capitalpark.net

With a mandatory copy, which shall not constitute notice, to:

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Attention: Arthur Anthony

Email: aanthony@lockelord.com

Capital Park Holdings Corp.

8117 Preston Road, Suite 300

Dallas, TX 75225

Attention: Eric Blue

Email: eric.blue@capitalpark.net

With a mandatory copy, which shall not constitute notice, to:

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Attention: Arthur Anthony

Email: aanthony@lockelord.com

Piney Lake Opportunities NON-ECI Master Fund LP

Four Greenwich Office Park

Greenwich, CT 06831

Attention: Michael C. Cassetta

Facsimile No.: (203) 307-5988

Email: notices@piney-lake.com

With a mandatory copy, which shall not constitute notice, to:

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attn: Peter J. Antoszyk

Facsimile No.: (617) 526-9899

Email: pantoszyk@proskauer.com